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As filed with the Securities and Exchange Commission on August 8, 2002

Registration No. 333-88492

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-OFFER AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRIC COMMUNICATIONS, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	77-0368092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1421 McCarthy Blvd.
Milpitas, California 95035
(408) 955-1920
(Address, including zip code and telephone number, including area code, of the Registrant's principal executive offices)

Kim S. Silverman
Vice President and Chief Financial Officer
GRIC Communications, Inc.
1421 McCarthy Blvd.
(408) 955-1920
(Name, address, including zip code and telephone number, including area code, of the Registrant's agent for service)

Copies to:
Horace L. Nash, Esq.
H. Daniel Kim, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306
(650) 494-0600

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

(Subject to completion, dated August 8, 2002)

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GRIC COMMUNICATIONS, INC.

11,295,174 Shares
Common Stock

        All of the 11,295,174 shares of common stock of GRIC Communications, Inc. are being sold by the selling stockholders named on page 11 of this prospectus. We will not receive any proceeds from the sale of shares offered by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution."

        Our common stock is traded on the Nasdaq National Market under the symbol "GRIC." The shares of common stock to be offered under this prospectus will be sold by the selling stockholders as described under "Plan of Distribution." The closing price per share of our common stock on the Nasdaq National Market on August 8, 2002 was $1.30 per share.

        Investing in our common stock involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2002.

        In connection with this offering, no person is authorized to give any information or to make any representations not contained in or incorporated by reference in this prospectus. If information is given or representations are made, you may not rely on that information or those representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those offered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

TABLE OF CONTENTS

GRIC Communications, Inc.	3
Forward-Looking Statements	3
Risk Factors	3
Special Note Regarding Forward-Looking Statements	10
Use of Proceeds	10
Selling Stockholders	11
Plan of Distribution	17
Legal Matters	19
Experts	19
Documents Incorporated by Reference	19

GRIC COMMUNICATIONS, INC.

        We provide services and software that enable our customers to offer remote access and other Internet-based mobile office communications services to their end users worldwide. Our customers include telecommunications companies, Internet service providers, corporate enterprises and newly emerging communications service providers.

        From our incorporation in 1994 until 1997 we were both an Internet service provider in Northern California and an independent software developer for the Internet service provider community. In 1997, we sold our local Internet service provider business. Since that time most of our revenue has come from providing settlement and clearinghouse services for our customers, who are members of the GRIC TierOne Network. As a result of our ability to provide these services, customers of any Internet service provider that is a member of the GRIC TierOne Network, may access the Internet while outside his local service area without incurring long-distance telephone charges by accessing another member's network. From late 1998 until January 2001, we primarily provided Internet telephony services that were characterized by high revenues that generated low margins. In January 2001 we ceased providing those services to focus on providing Internet-based mobile office communications services based on our clearinghouse and settlement capabilities to service providers and corporate enterprises globally.

        Unless the context otherwise requires, the terms "we," "us," "our" and "GRIC" refer to GRIC Communications, Inc., a Delaware corporation, and its subsidiaries. GRIC is our trademark and is registered in certain jurisdictions. Other trademarks and tradenames appearing in this prospectus are the property of their respective holders.

FORWARD-LOOKING STATEMENTS

        We make many statements in this prospectus and in the documents we incorporate by reference into this prospectus that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to our future plans, objectives, expectations and intentions. We may identify these statements by the use of words such as "believe," "expect," "anticipate," "intend" and "plan" and similar expressions. The forward-looking statements include our expectations and projections about our business that are contained in the "Management's Discussion and Analysis" section of our periodic reports under the Exchange Act. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we discuss under in "Factors That May Affect Future Results" in documents incorporated by reference into this prospectus. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference, as applicable, and we caution you not to rely on these statements without also considering the associated risks and uncertainties.

RISK FACTORS

        Before you decide to purchase shares of our common stock, you should carefully consider these risks, together with all of the other information contained or incorporated by reference in this prospectus. These risks, which are all of the risks known to us that we consider material, could cause our future results to differ materially from those expressed or implied in any forward-looking statements we make. The trading price of our common stock could decline and you may lose all or part of your investment.

Factors That May Affect Future Results

        You should carefully consider the risks and uncertainties described below and the other information in this prospectus or incorporated by reference into this prospectus before deciding whether to purchase shares of our common stock. The consequences of any of the following risks could cause the trading price of our common stock to decline, and you might lose all or part of your investment.

We anticipate continued losses and may not achieve profitability.

        To date, we have not been profitable. We cannot assure you that we will ever achieve or sustain profitability. We reported operating losses before income taxes of $31.6 million for 2001, $32.4 million for 2000 and $22.6 million for 1999. As of March 31, 2002, our accumulated deficit was $113.8 million. We have also experienced negative cash flows in each year since our inception in 1994. We expect to incur operating losses during 2002 and may not turn profitable in the second half of 2002 as projected, which could cause our stock price to decline. We expect to continue to make substantial expenditures on research and development and sales and marketing, and we expect to face pressure to adopt new pricing arrangements, including volume discounts, that may lower our gross margins. If revenues do not increase to the levels we anticipate, or if our costs and expenses exceed our expectations, we will continue to sustain losses, and the price of our common stock is likely to decline as a result. Our operating history is more limited than that of many other companies, so you may find it difficult to evaluate our business in making any investment decision.

        We have limited experience providing clearinghouse services, having done so since only 1997, and it is only since January 2001 that our efforts have been focused primarily on providing services that enable our customers to provide Internet roaming services to their end-users. Many members of our senior management team and other employees have worked with us for only a short period of time. As a result of our limited operating history, we have little meaningful historical financial data upon which to plan operating expenses or forecast our revenues accurately. This combination of factors makes it difficult for us to plan and to implement plans, and it makes it difficult for you to evaluate your investment in GRIC.

We may require additional capital to fund our business, which could cause your investment to be diluted.

        If the funds we raised in April 2002 through the sale of Series A preferred stock are insufficient to fund our operations, we may need to raise additional funds at some point in the future. If we raise additional funds by selling equity or convertible debt securities, our stockholders may experience additional dilution and these new securities may have powers, preferences and rights that are senior to those of the rights of our common stock. For example, as a result of the recent sale of our Series A preferred stock, the investors control a significant portion of our outstanding capital stock, and the owners of the Series A preferred stock have claims that are senior to those of holders of the common stock in the event of a bankruptcy or liquidation, and the issuance of the Series A preferred stock has substantially diluted the ownership interest of the common stockholders. We cannot predict whether additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to fund our business operations, promote our brand identity, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures. Any inability to do so could have a negative effect on our revenues, financial condition and results of operations.

We restructured our business in 2001, which made us dependent on the success of our Internet roaming service.

        In January 2001, we ceased to provide Internet telephony service and focused on providing our Internet roaming service. This concentration makes us more dependent on the growth of the Internet roaming market, and more vulnerable if our Internet roaming product offerings are not have favorably received in the market or if we fail to achieve our revenue and margin targets.

We face significant competition, including competition from larger companies, that could reduce our revenues, gross margins.

        Our business is intensely competitive, highly fragmented and rapidly changing. Competition can come from many sources. For example, we compete directly with iPass in the market for Internet roaming and related settlement services, and iPass has a network that competes with the GRIC TierOne Network. Large communications service providers such as Equant and AT&T also have the ability and resources to compete with us in the Internet-based mobile office communications services market. We could also face competition from emerging, wireless based network service providers targeting the traveling business communities.

        Many of our competitors have substantially greater resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. Any of these competitors may combine or form strategic partnerships, gaining competitive advantages as a result. Our competitors may be able to develop and market products and services that are superior to our own in terms of features, quality, pricing or other factors. This competition may result in reduced prices and longer sales cycles for our products. If any of our larger competitors were to commit greater technical, sales, marketing and other resources to our markets, it would be more difficult to compete.

Since we have no assurance that our customers will continue to use our services, we have little ability to predict revenues or operating results.

        Our customers are generally free to use competing products and services, so we could face significant customer losses, at unpredictable times. Our customers are generally not obligated to generate revenue at any minimum level, and some customers generate very little revenue for us. On the other hand, we had three customers in 2001 that each accounted for more than ten percent of our revenue. Losing any of those large customers would mean a significant revenue shortfall for us. These factors make it difficult to anticipate future revenue from existing customers. In addition, to succeed we must expand our customer base. If we are unable to expand our customer base and to increase our average revenue per customer sufficiently, our business success will be less likely.

Our shift to seeking sales to larger customers may not succeed.

        Historically, a significant portion of our revenues was derived from smaller companies in the Internet marketplace, but in recent periods we have focused our sales and marketing efforts on larger corporate and enterprise-level customers. This strategy places new demands on our business, such as the longer sales cycles and higher levels of service and support that larger accounts generally require. If we fail in this strategy, or if we have underestimated the costs of this strategy, we would be likely to miss our revenue and profitability goals.

If new services, products or features we introduce do not succeed in the marketplace, our business will suffer.

        The success of our business depends on our ability to introduce new services, products and features that will generate new revenues. Each effort to develop and introduce a new service, product or feature involves investments of money, personnel and time, as well as opportunity costs. We recently introduced GRIC Mobile Office, a product suite that includes wireless access, security monitoring and other features in addition to our traditional dial-up access. We have no assurance that this new product will be accepted by the marketplace, or whether competing technologies or products will be more popular. Further, we do not know whether third-party developers of Internet communications applications will be willing to develop new applications that can be delivered as part of our mobile office communications solutions, or that we will be able to develop any applications of this type ourselves. If our new products are not successful, we will not achieve a profitable return on the costs of product development and launch, and we will have lost opportunities to pursue other products.

We depend on our customers to market Internet-based communications services to their end users, so our revenues depend on the activities of these customers and on the market acceptance of their services.

        Our business depends on the success of our customers in marketing Internet-based communications services to their end users. We have little ability to promote our services, or to promote demand for our customers' services generally. The use of the Internet as a medium for communications services remains unproven. If our customers fail to market their Internet-based communications services effectively, our revenues will be reduced. Similarly, if the market for Internet-based communications services fails to grow, or expands more slowly than anticipated, our revenues will be lower than expected. The Internet-based services we provide are relatively new and have not achieved widespread market acceptance. Network service providers and communication solutions providers may be reluctant to promote or rely upon our services until they gain greater commercial acceptance, which may never occur.

Sales in the Internet infrastructure market are unpredictable, and since we depend on sales to this market our revenues and any earnings are at risk when the market declines.

        Sales to the Internet infrastructure market are characterized by sporadic purchasing decisions and sensitivity to expansions and contractions in the telecommunications industry. Recently, many companies have warned of purchasing declines in the Internet infrastructure market. Sales activity in this industry depends upon the stage of completion of expanding network infrastructures, the availability of funding, and the extent that service providers are affected by local regulatory and business conditions. If our sales do not match our expectations we would not achieve profitability when we expect to.

The unpredictability of our quarterly results may cause the trading price our common stock to decline.

        Our quarterly revenues and operating results have varied in the past and are likely to fluctuate unpredictably in the future for many reasons beyond our control. Any of these factors could cause our stock price to decline. The primary factors that affect revenues and operating results, in addition to the factors discussed elsewhere in this section, include the following:

  •
  the volume of transaction-based revenues;

  •
  the timing of deployment of services by our customers;

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  competitive pricing pressure;

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  changes in global travel patterns due to past and potential future terrorist activities and military responses to them in Southern Asia and elsewhere;

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  the mix of services used by our customers' end users;

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  difficulty collecting accounts receivable, particularly from customers based outside the U.S.; and

  •
  regulation, domestically and internationally.

        Our operating expenses are largely determined based on our expectations about revenues. A high percentage of our expenses are fixed in the short term. As a result, lower than anticipated revenues for any reason could cause substantial operating losses.

Our customers require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

        Our success depends on our ability to assure generally error-free clearinghouse services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers' end users. In the past, we have experienced problems due to our inability to detect system malfunctions and due to errors in collecting or processing account usage and settlement data. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures, and any failure to provide accurate settlement data in connection with acting as a clearinghouse, could reduce demand for our products and services.

As a clearinghouse, we have greater collection risks than many other companies.

        Difficulties in collecting accounts receivable will harm our financial results, and this collection risk is inherently greater for us as a clearinghouse service provider because we are obligated to pay amounts owed to each customer whether or not we have collected all the amounts due to us from other customers. In addition, if end users or unauthorized third parties engage in unauthorized or otherwise fraudulent roaming activity, we may face difficulty collecting the resulting accounts receivable. If we are not able to manage this problem, our financial results will suffer.

Our long sales cycle makes it particularly difficult for us to forecast revenues, requires us to incur high sales costs, and aggravates fluctuations in quarterly financial results.

        Our business is characterized by a long "sales cycle"—the time between initial contact with a potential customer and the resulting purchase. Typically our sales cycle is between three to twelve months, and the actual length of a sales cycle depends on a number of factors such as the complexity of the customer's business and needs, the nature of services being purchased and the level of deployment. Even after a sale is made there may be further delays before new users are brought into our system and we begin to realize associated revenues. As a result, we typically incur substantial sales costs before we recognize any related revenues. It is possible that in some periods there will be unusually high costs associated with the long sales cycle, or that the length of the sales cycle will increase, which could have a material effect on our business.

Because much of our business is conducted internationally, we encounter special difficulties, which may impede our efforts to achieve profitability and harm the price of our common stock.

        We generate most of our revenues from business conducted internationally, so we are subject to special risks. It is costly to maintain international facilities and operations, promote our brand internationally and develop localized systems and support centers. In some regions revenues may not offset the expenses of maintaining operations there. Some of the risks that we face as a result of our international operations include:

  •
  foreign customers often take longer to pay for services;

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  business activity is often slow in some region or another, negatively impacting overall results;

  •
  foreign currency exchange rates fluctuate and can impact our results;

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  compliance with a variety of foreign laws, trade standards, tariffs and trade barriers is costly and inefficient for a small company such as us;

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  compliance with a multitude of telecommunications and other Internet-related regulations in foreign jurisdictions is expensive and difficult; and

  •
  general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships, and risks associated with international terrorist activities, can have a significant impact on our business.

We need to hire and retain qualified personnel to sustain the growth of our business, which is particularly difficult for us because we compete with other companies in the San Francisco Bay area where we are based.

        Our future success depends on the hiring and retention of key executive, management and technical personnel. From time to time we have experienced difficulty in hiring and retaining highly skilled employees, and we expect to continue to experience this sort of difficulty. Declines in the market price of our common stock could also hurt employee morale and retention. If we are not able to retain our key employees or to attract, assimilate or retain other highly qualified employees in the future, our business could be harmed because our growth might be slowed or executive leadership might be disrupted.

It is difficult to hire and retain qualified sales personnel.

        Highly trained sales personnel are key to our performance. Competition for these individuals is intense, and we may not be able to hire the type and number of sales personnel we need. Moreover, even after we hire salespersons, they require extensive training in our products and services. This training typically covers six to eight weeks of formal in-class and on-the-job instruction. If we are unable to retain existing sales employees and train new sales personnel as rapidly as necessary, we may not be able to increase market awareness and sales of our services, which may prevent us from generating revenue and achieving and maintaining profitability.

We could become subject to litigation regarding intellectual property rights that could be costly and result in the loss of significant rights.

        In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We may become a party to litigation in the future to protect our intellectual property or as a result of an alleged infringement of another party's intellectual property. Claims for alleged infringement and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation could also force us to do one or more of the following:

  •
  stop or delay selling, incorporating or using products that use the challenged intellectual property;

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  obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license might not be available on reasonable terms or at all; or

  •
  redesign the products that use that technology.

If we are forced to take any of these actions, our business might be seriously harmed. Our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that could be imposed.

The concentration of our capital stock ownership with insiders will likely limit the ability of other stockholders to influence corporate matters.

        As of June 28, 2002, our executive officers and directors, and their related entities, owned approximately 45.3% of our outstanding common stock and common stock equivalents. As a result, these stockholders will be able to exercise control over all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change in control of the Company that might be viewed as beneficial by other stockholders.

        The interests of some of those stockholders may not be aligned with the interests of the common stockholders. The holders of our Series A preferred stock have special rights, preferences and privileges, including liquidation preferences that are senior to those of holders of the common stock in the event of a bankruptcy or liquidation.

As the selling stockholders reduce their ownership interest through resales pursuant to this prospectus or otherwise, their interest in contributing to the success of the Company may decline and the price of our common stock may be harmed.

        This prospectus is used by the selling stockholders identified within to resell to the public shares that they acquired privately from GRIC in a April 2002 private placement. Some of those stockholders have a substantial investment in GRIC and to the extent they liquidate their investment through such sales, they will have a diminished interest in contributing to our success. In addition, the registration and sale of the shares held by the selling stockholders may result in a decline in the price of our common stock.

Provisions in our charter documents might deter a company from acquiring us, which could inhibit your ability to receive an acquisition premium for your shares.

        Provisions of our certificate of incorporation, bylaws and Delaware law make it difficult for a third party to acquire us, despite the possible benefit to our stockholders, and this may potentially lower the price of our common stock. These provisions of our certificate of incorporation and bylaws:

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  authorize the board to issue preferred stock without stockholder approval;

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  prohibit cumulative voting in the election of directors;

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  limit the persons who may call special meetings of stockholders; and

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  establish advance notice requirements for nominations for the election of the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

In addition, we have elected to remain subject to the anti-takeover provisions of Delaware law. These factors may discourage takeover attempts.

If our common stock price falls below and remains under $1.00, or if we otherwise fail to comply with Nasdaq rules, our common stock could be delisted from The Nasdaq National Market, which could severely limit the trading market for our common stock.

        If we fail to meet the criteria for continued listing on The Nasdaq National Market, our common stock may be delisted, which could make it more difficult for you to sell your shares. For example, if the market price for our common stock falls and remains below $1.00 per share for thirty trading days, we would be subject to delisting. On August 2, 2002, the closing price of our common stock was $1.20.

Security concerns may deter the use of the Internet for Internet-based communications, which would reduce demand for our products and services.

        The secure transmission of confidential information over public networks is a significant barrier to widespread adoption of electronic commerce and communications. The Internet is a public network and information is sent over this network from many sources. Advances in computer capabilities, new discoveries in the field of code breaking or other developments could result in compromised security on our network or the networks of others. Security and authentication concerns with respect to the transmission over the Internet of confidential information, such as corporate access passwords, and the ability of unauthorized computer users, so-called hackers, to penetrate online security systems may reduce the demand for our services. If any well-publicized compromises of confidential information were to occur, it could reduce demand for Internet-based communications and our products and services.

Government regulations and legal uncertainties regarding the Internet could harm our business.

        At present, Internet-based communication services are not subject to fees that the U.S. Federal Communications Commission generally imposes on entities that use the local telephone network to access customers. Internet-based communication services also are generally not subject to other federal fees or taxes imposed to support programs such as universal telephone service. Changes in the rules or regulations of the U.S. Federal Communications Commission or in applicable federal communications laws to impose such fees or taxes could add significant new costs to our operations, and we are not certain how those increased costs could affect demand for our services.

        Any new law or regulation pertaining to Internet-based communication services, or the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise harm our business. There is, and will likely continue to be, an increasing number of laws and regulations pertaining to the Internet. These laws or regulations may relate to taxation and the quality of products and services. Furthermore, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment, personal privacy and other issues is uncertain and developing. In addition, we are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, and export or import matters. The vast majority of these laws were adopted prior to the advent of the Internet. As a result, they may not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the Internet market. These uncertainties could reduce demand for our services or increase the cost of doing business through litigation costs or increased service delivery costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in "Risk Factors" and elsewhere in this prospectus. These forward-looking statements reflect our view only as of the date of this prospectus.

USE OF PROCEEDS

        We will not receive any proceeds from the sales of common stock by selling stockholders under this prospectus. Any warrant exercise proceeds we receive will be used for working capital. The warrants also contain a "net exercise" provision, pursuant to which selling stockholders may elect to exercise the warrants without paying cash. Pursuant to that provision, to the extent the exercise price per warrant share is less than the market price per share at the time of exercise, the exercising holder can acquire shares by surrendering a portion of the warrant shares, as determined under the terms of the warrant.

SELLING STOCKHOLDERS

Beneficial ownership

        The following table sets forth:

  •
  the number of shares beneficially owned as of May 16, 2002 by each selling stockholder named below;

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  the number of shares that be may offered and sold from time to time by each selling stockholder pursuant to this prospectus; and

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  the number of shares that would be owned by each selling stockholder assuming each selling stockholder sells all of the shares offered by that person in this prospectus.

        All of the shares being offered or sold under this prospectus relate to the Series A Preferred Stock and warrants issued in a private financing described below and no other shares are being offered or sold under this prospectus.

        The selling stockholders may sell an aggregate of up to 11,295,174 shares of our common stock pursuant to this prospectus. These shares are issuable upon conversion of shares of our Series A Preferred Stock, whether currently outstanding or issuable upon exercise of warrants currently outstanding. The warrants contain a "net exercise" provision, pursuant to which selling stockholders may elect to exercise the warrants without paying cash, in which case the selling stockholder would acquire fewer shares than those indicated below. The selling stockholders also hold shares of common stock that are not being offered or sold under this prospectus. These shares are included in the table below.

        The information in this section of the prospectus regarding share-ownership by the selling stockholders is based on 20,053,398 shares outstanding as of April 30, 2002. We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act as of that date. Shares issuable upon exercise of options or warrants that are exercisable within 60 days after May 16, 2002 are included as beneficially owned by the option holder or warrant holder. Beneficial ownership generally includes voting and investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. The selling stockholders entered into a Voting Agreement on January 30, 2002, as amended April 19, 2002; as a result, they may be deemed to have shared voting power with respect to all of the shares owned by the other selling stockholders.

        Except as described below, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. The selling stockholders may from time to time offer and sell any or all of their shares as listed below. Because the selling stockholders are not obligated to sell their shares, and because they may also acquire publicly traded shares of our common stock, we cannot estimate how many shares each selling stockholder will beneficially own after this offering. We may update, amend or supplement this prospectus from time to time to update the disclosure in this section. As used in this prospectus, the term selling stockholder includes the entities named in the following table and their transferees, pledgees, donees and successors.

	Shares of Common Stock Beneficially Owned Prior to the Offering*			Shares of Common Stock Beneficially Owned After the Offering*
Selling Stockholder			Number of Shares Being Offered
	Number	Percent		Number	Percent
Asia Pacific Growth Fund III, L.P. (1)	18,679,400	57.7	7,530,120	11,149,280	34.4
Vertex Technology Fund Ltd. (2)	18,679,400	57.7	753,011	17,926,389	55.4
Vertex Technology Fund (II) Ltd. (3)	18,679,400	57.7	753,011	17,926,389	55.4
Vertex Technology Fund (III) Ltd. (4)	18,679,400	57.7	753,011	17,926,389	55.4
STT Ventures Ltd. (5)	18,679,400	57.7	753,011	17,926,389	55.4
Green Dot Capital (BVI) Inc. (6)	18,679,400	57.7	376,505	18,302,895	56.5
Singapore Computer Systems Limited (7)	18,679,400	57.7	376,505	18,302,895	56.5

Total:			11,295,174

*
Based on Schedule 13D filed on April 29, 2002 by each of the selling stockholders other than Asia Pacific Growth Fund III, L.P. and Schedule 13D filed on May 1, 2002 by Asia Pacific Growth Fund III, L.P.

(1)
Includes 6,024,096 shares issuable upon conversion of shares of preferred stock held by Asia Pacific Growth Fund III, L.P. ("APGF III") and 1,506,024 shares that may be obtained upon exercise of warrants held by APGF III. Mr. Ta-lin Hsu, as chairman of the general partner of APGF III, may be deemed to have the power to vote and dispose of the shares held of record by APGF III. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 3,765,054 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held of record by persons other than APGF III, and of which APGF III expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than APGF III, APGF III owns 23.3% of our common stock prior to this offering and no shares of our common stock after this offering. Mr. Hsu, who is an affiliate of APGF III, was a member of our board of directors prior to May 2000.

(2)
Includes 688,240 shares held of record by Vertex Technology Fund Ltd. ("VTF"), 602,409 shares issuable upon conversion of shares of preferred stock held by VTF and 150,602 shares that may be obtained upon exercise of warrants held by VTF. The directors of Vertex Management (II) Pte Ltd ("VM2"), Siew Choon Tay, Soon Lim Sum, Kheng Nam Lee, Chee Yen Gan and Hock Kuan Cheo, and its President, Mr. Kheng Nam Lee, may be deemed to have the power to vote the shares held of record by VTF pursuant to a power of attorney granted by VTF to the President and directors of VM2. An investment committee consisting of Kheng Nam Lee, Joo Hock Chua, Frankie Siew Teck Tan, Choon Tat Yeo, Christina Mei Wen Lim, Hock Chuan Tam, Siew Choon Tay, Soon Lim Sum, Chee Yen Gan, Stephen Ching Yen Lee, James Harmon Levy, Samuel Shin-An Chow and Mark Leslie may be deemed to have the power to dispose of the shares held of record by VTF. In addition, Vertex Venture Holdings Ltd (formerly Vertex Venture Holdings Pte Ltd) ("VVH"), as the majority shareholder of VTF, and Singapore Technologies Pte Ltd ("STPL"), as the majority shareholder of VVH, may also be deemed to have the power to vote and dispose of these shares. Mr. Lee is a member of our Board of Directors. Also includes (i) 5,663,584 shares, (ii) options to purchase 1,032,402 shares that may be acquired upon exercising options, and (iii) 10,542,163 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held of record by persons other than VTF, and of which VTF expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than VTF, VTF owns 4.5% of our common stock prior to this offering and 2.1% of our common stock after this offering.

(3)
Includes 602,409 shares issuable upon conversion of shares of preferred stock held by Vertex Technology Fund (II) Ltd. ("VTF2") and 150,602 shares that may be obtained upon exercise of warrants held by VTF2. The directors of VM2, Siew Choon Tay, Soon Lim Sum, Kheng Nam Lee, Chee Yen Gan and Hock Kuan Cheo, and Mr. Lee may be deemed to have the power to vote the shares held by VTF2 pursuant to a power of attorney granted by VTF2 to the President and directors of VM2. An investment committee consisting of Kheng Nam Lee, Joo Hock Chua, Frankie Siew Teck Tan, Choon Tat Yeo, Christina Mei Wen Lim, Hock Chuan Tam, Siew Choon Tay, Soon Lim Sum, Chee Yen Gan, Stephen Ching Yen Lee, James Harmon Levy, Samuel Shin-An Chow and Mark Leslie may be deemed to have the power to dispose of the shares held of record by VTF2. In addition, VVH, as the majority shareholder of VTF2, and STPL, as the majority shareholder of VVH, may also be deemed to have the power to vote and dispose of these shares. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,542,163 shares that may be acquired upon conversion of preferred stock or upon exercise of warrants, that are held of record by persons other than VTF2, and of which VTF2 expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than VTF2, VTF2 owns 2.3% of our common stock prior to this offering and no shares of our common stock after this offering.

(4)
Includes 602,409 shares issuable upon conversion of shares of preferred stock held by Vertex Technology Fund (III) Ltd. ("VTF3") and 150,602 shares that may be obtained upon exercise of warrants held by VTF3. The directors of VM2, Siew Choon Tay, Soon Lim Sum, Kheng Nam Lee, Chee Yen Gan and Hock Kuan Cheo, and Mr. Lee may be deemed to have the power to vote the shares held by VTF3 pursuant to a power of attorney granted by VTF3 to the President and directors of VM2. An investment committee consisting of Kheng Nam Lee, Joo Hock Chua, Frankie Siew Teck Tan, Choon Tat Yeo, Christina Mei Wen Lim, Hock Chuan Tam, Siew Choon Tay, Soon Lim Sum, Chee Yen Gan, Stephen Ching Yen Lee, James Harmon Levy, Samuel Shin-An Chow and Mark Leslie may be deemed to have the power to dispose of the shares held of record by VTF3. In addition, VVH, as the majority shareholder of VTF3, and STPL, as the majority shareholder of VVH, may also be deemed to have the power to vote and dispose of these shares. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,542,163 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held of record by persons other than VTF3, and of which VTF3 expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than VTF3, VTF3 owns 2.3% of our common stock prior to this offering and no shares of our common stock after this offering.

(5)
Includes 602,409 shares issuable upon conversion of shares of preferred stock held by STT Ventures Ltd ("STT") and 150,602 shares that may be obtained upon exercise of warrants held by STT. STT Communications Ltd ("STT Comm"), as the sole shareholder of STT, Singapore Technologies Telemedia Pte Ltd ("ST Tel"), as the majority shareholder of STT Comm, and STPL, as the sole shareholder of ST Tel, may be deemed to have the power to vote and dispose of these shares. In addition, the directors of STT, Uday K. Gujadhur, Y. K. Juwaheer, the directors of STT Comm and ST Tel, Guong Ching Tan, Theng Kiat Lee, Soon Lim Sum, Bertie Cheng, Kok Quan Tan, Siew Choon Tay, Ming Seong Lim, Premod Paul Thomas, and the directors of STPL, Ming Kian Teo, Ching Ho, Peter Sheah, Siew Choon Tay, Davinder Singh and Kok Siew Wong, may be deemed to have the power to vote and dispose of the shares held of record by STT. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,542,163 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held by persons other than STT, and of which STT expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than STT, STT owns 2.3% of our common stock prior to this offering and no shares of our common stock after this offering.

(6)
Includes 301,204 shares issuable upon conversion of preferred stock held by Green Dot Capital (BVI) Inc. ("GDC BVI") and 75,301 shares that may be obtained upon exercise of warrants held by GDC BVI. The directors of GDC BVI, William Liu Wei Hai, Hark Seng Ng, Mong Tee Sim and Keng Chew Boey, may be deemed to have the power to vote and dispose of the shares held of record by GDC BVI. In addition, Green Dot Capital Pte. Ltd. ("GDCPL"), as the sole shareholder of GDC BVI, and STPL, as the sole shareholder of GDCPL, may be deemed to have the power to vote and dispose of these shares. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,918,669 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held by persons other than GDC BVI, and of which GDC BVI expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than GDC BVI, GDC BVI owns 1.2% of our common stock prior to this offering and no shares of our common stock after this offering.

(7)
Includes 301,204 shares issuable upon conversion of preferred stock held by Singapore Computer Systems Limited ("SCS") and 75,301 shares that may be obtained upon exercise of warrants held by SCS. An investment committee consisting of Stephen Yeo, Liat Liam and Tong Sing Ng may be deemed to have the power to vote and dispose of the shares held of record by SCS. In addition, GDCPL, as a holder of 40% of the outstanding shares of SCS, and STPL, as the sole shareholder of GDCPL and holder of interests in certain other shareholders of SCS, may be deemed to have the power to vote and dispose of these shares. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,918,669 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held by persons other than SCS, and of which SCS expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than SCS, SCS owns 1.2% of our common stock prior to this offering and no shares of our common stock after this offering.

Recent Stock Sale

        On April 19, 2002, we sold 9,036,140 shares of Series A Preferred Stock and warrants to purchase 2,259,034 shares of Series A Preferred Stock to the selling stockholders under the terms of the Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002 (the "Purchase Agreement"). The Series A Preferred Stock is convertible into shares of common stock and we are registering the maximum number of shares of common stock that can be issued upon conversion of all outstanding Series A Preferred Stock and upon cash exercise of all warrants for Series A Preferred Stock and conversion of such shares.

        The Series A Preferred Stock is convertible into common stock at any time at the option of the holder. Shares of Series A Preferred Stock are convertible into shares of our common stock on a 1-for-1 basis. There is no change to the conversion ratio based upon the trading price of our common stock. If, however, we issue common stock or preferred stock at a price of less than $1.66 per share, then the conversion ratio is adjusted up to a maximum exchange ratio of 1.2296 shares of common stock for each share of Series A Preferred Stock subject to certain exceptions such as the grant of options and the issuance of our capital stock upon the exercise of such options. The Series A Preferred Stock is convertible automatically into common stock upon the earlier of the fifth anniversary of the date of issuance or the 90th consecutive trading day that the closing price of our common stock is at least $8.30 per share. The Series A Preferred Stock is entitled to noncumulative dividends if and when declared by our board. The Series A Preferred Stock is not subject to redemption at either our election or the election of the investors.

        In the event of a liquidation, the holders of Series A Preferred Stock are entitled to a liquidation preference equal to the purchase price of the Series A Preferred Stock plus declared but unpaid dividends. The holders of Series A Preferred Stock are also entitled to participate with the holders of the common stock in any further distribution of assets until the aggregate amount distributed to the Series A Preferred Stock holders exceeds three and one-half times the amount of their original investment. If, however, the holders would have received in the aggregate less than two times the amount of their original investment, then they are entitled to receive an additional amount equal to 10% of their original investment for each year since the time of their original investment. Transactions that result in a change of control are not be deemed to be liquidation events other than (1) mergers that constitute a change of control or (2) sales of all or substantially all of our assets followed by a liquidation of proceeds to our stockholders.

15

        The Series A Preferred Stock generally votes with the common stock on an as converted to common stock basis and not as a separate class. With respect to directors, however, the Series A Preferred Stock have the right to elect up to three directors. For so long as 75% of the number of shares of Series A Preferred Stock originally issued are outstanding, the Series A Preferred Stock have the right to elect three directors. When the number of shares of Series A Preferred Stock outstanding falls to below 50% of the number of shares originally issued, then the Series A Preferred Stock have the right to elect two directors, and when the number of shares of Series A Preferred Stock outstanding falls below 25% of the number of shares originally issued, then the Series A Preferred Stock have the right to elect one director. In addition to these three directors, for so long as the parties to the voting agreement have the right to elect at least one of our directors because of the shares of Series A Preferred Stock held by them, they have also agreed to vote all shares of our stock they hold in favor of another director nominee designated by Vertex.

        In connection with the sale of the Series A Preferred Stock, we issued two warrants to each investor. The first grants the right to purchase a number of shares of Series A Preferred Stock equal to 10% of the shares previously purchased by the holder at a purchase price of $1.66 per share, subject to adjustments for stock splits and similar events. The second grants the right to purchase a number of shares of Series A Preferred Stock equal to 15% of the shares previously purchased by the holder at a purchase price of $2.49 per share, subject to adjustments for stock splits and similar events. The warrants may be net exercised and expires five years after issuance.

        Concurrently with the Purchase Agreement, we entered into an Investors' Rights Agreement, a Stockholder Agreement and an Amended and Restated Voting Agreement, and certain of our stockholders, including each of the selling stockholders, entered into an Amended and Restated Lock-up Agreement, each dated as of April 19, 2002. Under the Investors' Rights Agreement, we agreed to file, within 30 days, a registration statement on Form S-3 to register the resale of the shares of common stock issuable upon the conversion of the Series A Preferred Stock and to use our best efforts to have it declared effective within 120 days. We are required to maintain the effectiveness of the registration statement for two years. In the Investors' Rights Agreement, we agreed to use our best efforts to have a second registration statement on Form S-3 declared effective by the Securities and Exchange Commission by April 19, 2004 and to maintain its effectiveness until April 19, 2006. Our obligation to keep any registration statement effective will cease as to any shares of common stock underlying the Series A Preferred Stock that can be resold under Rule 144(k) of the Securities Act of 1933. Under certain circumstances, we will be entitled to prohibit the investors from using the registration statements for the resale of their shares twice in any twelve-month period, provided, however, that these "blackout periods" may not exceed 90 days in the aggregate in any 12-month period.

        Under the Amended and Restated Lock-up Agreement, each of the selling stockholders and other GRIC stockholders agreed to lock-up the common stock that they already own, the Series A Preferred Stock that they purchased in the private placement and the common stock issuable upon conversion of the Series A Preferred Stock. Under this agreement, the selling stockholders other than GDC BVI and SCS agreed to not transfer any of these shares other than to affiliates until July 30, 2002, except under limited circumstances. This restriction will lapse as to 25% of their securities on July 30, 2002, an additional 25% of their securities on October 30, 2002, and as to their remaining 50% of the securities on January 30, 2003. GDC BVI and SCS agreed to the same restriction except that this restriction lapsed as to 15% of their securities on the day of purchase which is April 19, 2002, and will lapse as to an additional 25% of their securities on the day that is six months from the date of purchase, and additional 25% of their securities on the day that is nine months from the date of purchase, and as to the remaining 35% of their securities on the day that is 12 months from the date of purchase.

        Under the Amended and Restated Voting Agreement, initially up to four of our directors will be designated by the selling stockholders and the parties to such agreement have agreed to vote their shares in favor of such designees. Initially, seven of the ten members of our board will be elected by the holders of our common stock and the remaining three members will be elected by the holders of our Series A Preferred Stock. This agreement provides that of the seven directors to be elected by the holders of our common stock, one of the directors will be designated by VTF, VTF2 and VTF3, and of the three directors to be elected by the holders of our Series A Preferred Stock, two will initially be designated by APGF III and its affiliates and one will initially be designated by VTF, VTF2, VTF3 and their affiliates. This arrangement will remain in effect until the time the holders of the Series A Preferred Stock no longer have a right to elect any member of our board under the terms of our certificate of incorporation as amended, and the number of directors that the selling stockholders have a right to designate will be reduced based on their ownership of security in GRIC. Pursuant to the terms of the Amended and Restated Voting Agreement, immediately after the closing of the private placement on April 19, 2002 APGF III designated Robert Shen and Mark Hsu, and VTF, VTF2 and VTF3 designated Hock Chuan Tam, and each of the designees was elected by the holders of the Series A Preferred Stock to the board of directors.

        Under the Stockholder Agreement, the selling stockholders are required to cause all shares of our Series A Preferred Stock and common stock held by them and their affiliated transferees to be voted in favor of any of the following proposed transactions in which a majority (not counting the affirmative votes of the investors' shares for purposes of determining such majority) of our outstanding common stock and Series A Preferred Stock, voting together, has been voted in favor: (i) any transaction contemplating a change of control of GRIC pursuant to an agreement approved by our board of directors provided that the selling stockholders receive at least $3.32 in monetary value for each share of their Series A Preferred Stock; (ii) the sale and issuance of our common stock in a public offering; and (iii) any acquisition by us of another company in which the consideration is shares of common stock. Further, each of the selling stockholders agreed not to:

  •
  sell shares of our capital stock that would constitute more than 20% of our total voting power for more than 10% above the then current trading price of our stock, subject to limited exceptions;

  •
  sell our capital stock to anyone who to their knowledge is seeking control of GRIC, subject to limited exceptions;

  •
  propose any specific action to be taken by our board of directors or our stockholders;

  •
  nominate any director that has not already been nominated in accordance with the Amended and Restated Voting Agreement; or

  •
  elect a majority of the directors of the board for the purpose of controlling the policies of GRIC.

PLAN OF DISTRIBUTION

        The selling stockholders will be offering and selling up to all of the shares covered by this prospectus. We will not receive any of the proceeds of the sales of these shares. Offers and sales of shares made with this prospectus must comply with the terms of the Investors' Rights Agreement we entered into with the selling stockholders and the Amended and Restated Lock-up Agreement entered into among certain of our stockholders including each of the selling stockholders.

Who may sell and applicable restrictions

        Shares may be offered and sold directly by the selling stockholders from time to time. The selling stockholders may transfer, devise or gift shares by other means. Selling stockholders may also resell all or a portion of their shares in open market transactions in reliance upon available exemptions under the Securities Act, such as Rule 144, provided they meet the criteria and confirm to the requirements of one of these exemptions.

        Alternatively, the selling stockholders may from time to time offer shares through brokers, dealers or agents. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from that purchaser). The discounts, concessions or commissions might be in excess of those customary in the type of transaction involved.

        The selling stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        In addition, some of the selling stockholders are venture capital funds or corporations which may, in the future, distribute their shares to their partners, stockholders or trust beneficiaries, respectively, which distributees may likewise distribute further such shares. Distributed shares may later be sold by such partners, stockholders or trust beneficiaries, or by any of their respective distributees.

        In order to comply with certain states' securities laws, if applicable, the shares will be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Prospectus delivery

        Because selling stockholders may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. A prospectus supplement or a post-effective amendment will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the shares. In addition, if we receive notice from a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed.

Manner of sale

        The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made over the Nasdaq National Market or the over-the-counter market. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices, at fixed prices or at other negotiated prices.

        The shares may be sold according to one or more of the following methods:

  •
  a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its account as allowed under this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  pledges of shares to a broker-dealer or other person, who may, in the event of default, purchase or sell the pledged shares;

  •
  an exchange distribution under the rules of the exchange;

  •
  face-to-face transactions between sellers and purchasers without a broker-dealer; and

  •
  by writing options.

Hedging transactions

        In addition, selling stockholders may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. For example, the selling stockholders may:

  •
  enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

  •
  sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

  •
  write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

  •
  enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

  •
  loan the shares to a broker, dealer or other financial institution, who may sell the loaned shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

        The Exchange Act and the anti-manipulation rules under the Exchange Act apply to the sales of shares in the market and to the activities of the selling stockholders and their affiliates. The rules under the Exchange Act include Regulation M, which limits the timing of purchases and sales of securities by the selling stockholders and their affiliates in a distribution. This may affect the marketability of the shares of common stock and the ability of any person or entity engaged in a distribution to engage in market-making activities in the shares.

Expenses associated with registration

        We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses, legal fees and accounting fees. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts, underwriting commissions and agent commissions.

Indemnification and contribution

        In the Investors' Rights Agreement, we and the selling stockholders have agreed to indemnify or provide contribution to each other and specified other persons against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act. The selling stockholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

Suspension of this offering

        We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

LEGAL MATTERS

        Fenwick & West LLP, Palo Alto, California, has provided us with a legal opinion as to the validity of the issuance of the shares of common stock offered with this prospectus.

EXPERTS

        The consolidated financial statements of GRIC Communications, Inc. incorporated by reference in GRIC Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

        The Securities and Exchange Commission allows us to incorporate by reference in this prospectus the information that we file with the SEC. This means that we can disclose important information by referring the reader to those SEC filings. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the Commission will update and supersede this information. We incorporate into this prospectus by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until termination of the offering:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2001;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

  •
  our Current Reports on Form 8-K filed January 31, 2002, April 29, 2002 and June 28, 2002;

  •
  our proxy statement filed March 12, 2002; and

  •
  the description of our common stock contained in our registration statement on Form 8-A (File No. 000-27871) filed with the Securities and Exchange Commission on October 29, 1999.

        To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference, the statement in this prospectus shall control. Such inconsistent incorporated statement shall not be deemed, except as modified or superceded, to constitute a part of this prospectus or the registration statement.

        Because we are subject to the informational requirements of the Exchange Act, we file reports and other information with the Securities and Exchange Commission. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the Commission. You should refer to the registration statement for further information with respect to us and our common stock. For further information on the contents of any contract or other document referred to in this prospectus, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to GRIC Communications, Inc., at 1421 McCarthy Blvd., Milpitas, California 95035, Attention: General Counsel, telephone: (408) 955-1920.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the shares being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling stockholders. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$1,880.87
Accounting fees and expenses	$45,000
Legal fees and expenses	$45,000
Printing and Other Miscellaneous Fees	$7,500
Total	$99,380.87

ITEM 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to registrant or its stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); and

  •
  for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the registrant's bylaws also provide that:

  •
  the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

  •
  the registrant may indemnify its agents as set forth in the Delaware General Corporation Law, unless otherwise required by law, our certificate of incorporation or agreement;

  •
  the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

  •
  the rights conferred in the bylaws are not exclusive; and

  •
  the registrant may not retroactively amend the bylaws provisions relating to indemnity.

        The registrant has entered into indemnity agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant's certificate of incorporation and to provide additional procedural protections.

        Reference is also made to Section 7 of the Underwriting Agreement relating to the registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-87497), which provides for the indemnification of officers, directors and controlling persons of the registrant against certain liabilities. The indemnification provision in the registrant's certificate of incorporation, bylaws and the indemnity agreements entered into between the registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the registrant's directors and officers for liabilities arising under the Securities Act.

        The registrant maintains directors' and officers' liability insurance that includes coverage for certain securities matters.

        See also the undertakings set out in response to Item 17.

ITEM 16.    Exhibits.

        The following exhibits are filed with this registration statement or incorporated into this registration statement by reference:

		Incorporated by Reference
Exhibit Number	Exhibit Description					Filed Herewith
		Form	File No.	Exhibit	Filing Date
3.05	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation	8-K	000-27871	3.05	4/29/02
4.03	Investors' Rights Agreement dated April 19, 2002 among Registrant and the security holders listed in the agreement.	8-K	000-27871	4.03	4/29/02
5.01	Opinion of Fenwick & West LLP regarding the legality of the shares being registered.	S-3	333-88492	5.01	5/16/02
10.29	Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002.	8-K	000-27871	10.29	4/29/02
10.30	Amended and Restated Voting Agreement dated April 19, 2002.	8-K	000-29871	10.30	4/29/02
10.31	Stockholder Agreement dated April 19, 2002.	8-K	000-29871	10.31	4/29/02
10.32	Amended and Restated Lock-up Agreement dated April 19, 2002.	8-K	000-29871	10.32	4/29/02
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).	S-3	333-88492	23.01	5/16/02
23.02	Consent of Ernst & Young LLP, Independent Auditors.					X
24.01	Power of Attorney.	S-3	333-88492	24.01	5/16/02

ITEM 17.    Undertakings.

        The Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (b)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (c)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

    provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

  (5)
  That, for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, GRIC Communications, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Offer Amendment No. 1 to the Registration Statement originally filed on May 16, 2002 to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, State of California, on this August 8, 2002.

GRIC COMMUNICATIONS, INC.
By:	/s/ DR. HONG CHEN Dr. Hong Chen Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Offer Amendment No. 1 to the Registration Statement originally filed on May 16, 2002 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:
/s/ DR. HONG CHEN Dr. Hong Chen	Chairman, Chief Executive Officer and Director	August 8, 2002
Principal Financial Officer and Principal Accounting Officer:
/s/ KIM S. SILVERMAN Kim S. Silverman	Vice President and Chief Financial Officer	August 8, 2002
BHARAT DAVÉ* Bharat Davé	President, Chief Operating Officer and Director	August 8, 2002
DR.YEN-SON (PAUL) HUANG* Dr. Yen-Son (Paul) Huang	Director	August 8, 2002
KHENG NAM LEE* Kheng Nam Lee	Director	August 8, 2002
GERALD WRIGHT* Gerald Wright	Director	August 8, 2002
JOSEPH M. ZAELIT* Joseph M. Zaelit	Director	August 8, 2002
ROBERT SHEN* Robert Shen	Director	August 8, 2002

MARK HSU* Mark Hsu	Director	August 8, 2002
HOCK CHUAN TAM* Hock Chuan Tam	Director	August 8, 2002
*By:	/s/ KIM S. SILVERMAN
	Kim S. Silverman Attorney-In-Fact	August 8, 2002

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description					Filed Herewith
		Form	File No.	Exhibit	Filing Date
3.05	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation	8-K	000-27871	3.05	4/29/02
4.03	Investors' Rights Agreement dated April 19, 2002 among Registrant and the security holders listed in the agreement.	8-K	000-27871	4.03	4/29/02
5.01	Opinion of Fenwick & West LLP regarding the legality of the shares being registered.	S-3	333-88492	5.0	5/16/02
10.29	Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002.	8-K	000-27871	10.29	4/29/02
10.30	Amended and Restated Voting Agreement dated April 19, 2002.	8-K	000-27871	10.30	4/29/02
10.31	Stockholder Agreement dated April 19, 2002.	8-K	000-27871	10.31	4/29/02
10.32	Amended and Restated Lock-up Agreement dated April 19, 2002.	8-K	000-27871	10.32	4/29/02
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).	S-3	333-88492	23.01	5/16/02
23.02	Consent of Ernst & Young LLP, Independent Auditors.					X
24.01	Power of Attorney.	S-3	333-88492	24.01	5/16/02

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TABLE OF CONTENTS
GRIC COMMUNICATIONS, INC.
FORWARD-LOOKING STATEMENTS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
DOCUMENTS INCORPORATED BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX